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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-26013 on Form S-4 of BWAY Corporation, Armstrong Containers, Inc., Brockway Standard, Inc. Brockway Standard, (Canada), Inc., Brockway Standard, (New Jersey), Inc., Brockway Standard, (Ohio), Inc., Materials Management Inc., Milton Can Company, Inc., and Plate Masters, Inc. of our report dated November 10, 1997 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Historical And Pro Forma Financial Data," "Selected Historical Financial Data," and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 17, 1997